NYSE: CVA October 26, 2017 Third Quarter 2017 Earnings Conference Call Dublin picture to come

October 26, 2017 2 Cautionary Statements All information included in this earnings presentation is based on continuing operations, unless otherwise noted. Forward-Looking Statements Certain statements in this press release constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) or in releases made by the Securities and Exchange Commission (“SEC”), all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Covanta Holding Corporation and its subsidiaries (“Covanta”) or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “may,” “will,” “would,” “could,” “should,” “seeks,” or “scheduled to,” or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. Covanta cautions investors that any forward-looking statements made by us are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward- looking statements with respect to Covanta, include, but are not limited to, the risk that Covanta may not successfully grow its business as expected or close its announced or planned acquisitions or projects in development, and those factors, risks and uncertainties that are described in periodic securities filings by Covanta with the SEC. Although we believe that our plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results could differ materially from a projection or assumption in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and we do not have, or undertake, any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law. Note: All estimates with respect to 2017 and future periods are as of October 26, 2017. Covanta does not have or undertake any obligation to update or revise any forward- looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law. Non-GAAP Financial Measures We use a number of different financial measures, both United States generally accepted accounting principles (“GAAP”) and non-GAAP, in assessing the overall performance of our business. The non-GAAP financial measures of Adjusted EBITDA, Free Cash Flow and Adjusted EPS, as described and used in this earnings presentation, are not intended as a substitute or as an alternative to net income, cash flow provided by operating activities or diluted earnings per share as indicators of our performance or liquidity or any other measures of performance or liquidity derived in accordance with GAAP. In addition, our non-GAAP financial measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes. The presentations of Adjusted EBITDA, Free Cash Flow and Adjusted EPS are intended to enhance the usefulness of our financial information by providing measures which management internally use to assess and evaluate the overall performance of its business and those of possible acquisition candidates, and highlight trends in the overall business. Please refer to the appendix of this presentation for reconciliations of non-GAAP financial measures.

October 26, 2017 3 Q3 2017 Summary (in millions, except per share amounts) Q3 2016 Q3 2017 FY 2017 Guidance (1) Revenue $421 $429 N/A Adjusted EBITDA $124 $117 $400 - $440 Net cash provided by operating activities $88 $88 N/A Free Cash Flow $74 $68 $100 - $150 Diluted EPS $0.42 $0.11 N/A Adjusted EPS $0.18 $0.12 N/A (Unaudited) Key Highlights • Reaffirming 2017 guidance • Dublin has commenced commercial operations and is performing in line with expectations • Fairfax expected to return to service around year-end 2017 • Continued strong waste and metals market environment 1) Guidance reaffirmed as of October 26, 2017.

Waste Update

(Unaudited)

- **Q3 2017 revenue drivers vs. Q3 2016:**
  - EfW waste processing revenue down $3 million
    - Pricing up $8 million (3.2% same store)
    - Volumes lower by $13 million due to Fairfax ($9 million), plant downtime and hurricane impacts
    - Internalized profiled waste revenue up 2.4%
    - Contract transitions added $3 million
  - Covanta Environmental Solutions
    - Environmental services revenue up ~25%
    - Profiled waste supporting higher EfW pricing

- **Trends and outlook:**
  - Strong waste price environment
  - Full year 2017 profiled waste expected to grow at mid-single digits, with re-acceleration expected in 2018
  - Reducing full year volume outlook on Fairfax start-up timing (insurance to compensate for downtime)
  - Continued growth in Environmental Services

(in millions, except price)	Q3 2016A	Q3 2017A	2017E
Waste & Service Revenue:			
EfW Waste Processing	$241	$238	$970 - $985
Environmental Services [1]	26	32	110 - 120
Municipal Services [2]	48	50	~190
Other [3]	10	12	~40
Intercompany [4]	(26)	(26)	~ (90)
Total	**$299**	**$306**	**$1,220 - $1,245**
EfW Tons: [5]			
Contracted [6]	4.6	4.2	
Uncontracted	0.5	0.5	
Total	**5.1**	**4.7**	**18.9 - 19.0**
EfW Revenue per Ton: [7]			
Contracted	$44.21	$47.63	
Uncontracted	$76.76	$77.62	
Average	**$47.45**	**$50.82**	**$51.25 - $51.75**

1) Includes the operation of material processing facilities and related services.
2) Consists of transfer stations and transportation component of NYC MTS contract.
3) Includes waste brokerage, debt service and other revenue unrelated to EfW waste processing.
4) Elimination of intercompany transactions primarily relating to transfer stations.
5) Excludes liquid waste.
6) Includes contracts at transfer stations from which waste is internalized.
7) Calculated for EfW waste processing revenue presented above.
Note: certain amounts may not total due to rounding.

4 October 26, 2017

COVANTA
Powering Today. Protecting Tomorrow.

October 26, 2017 5 Energy Update (in millions, except price; MWh sold in millions) Q3 2016A Q3 2017A 2017E Energy Revenue: Energy Sales $81 $68 $270 - $290 Capacity 11 12 ~40 Total $92 $80 $310 - $330 MWh Sold: Contracted 0.8 0.6 2.3 - 2.5 Hedged 0.5 0.7 2.7 Market 0.2 0.2 0.8 Total 1.5 1.5 5.8 - 6.0 Revenue per MWh: (1) Contracted $65.82 $66.58 $66 - $67 Hedged $37.98 $32.25 ~ $36 Market $37.32 $25.79 $23 - $29 Average $52.63 $45.83 $46 - $48 • Q3 2017 revenue drivers vs. Q3 2016: ▪ Energy revenue decreased $4 million (4.3%) on a same store basis ◦ Energy price down $3 million (3.4%) ◦ Energy volume down $4 million (4.7%), driven by downtime at Fairfax ($7 million) ◦ Capacity revenue improved by $2 million ▪ Contract transitions reduced revenue by $8 million ◦ Legacy PPA expirations partially offset by higher contractual revenue share • Trends and outlook: ▪ Power prices remain soft ▪ Reducing full year volume outlook on Fairfax timing (insurance to compensate for loss of volume) ▪ Hedge activity: ◦ 2017 market exposure reduced to 0.8 million MWh with only 0.2 million MWh left in Q4 ◦ 2018 market exposure now only 1.7 million MWh ◦ Beginning to layer in 2019 hedges 1) Excludes capacity revenue. Note: certain amounts may not total due to rounding. (Unaudited)

Recycled Metals Update

- **Q3 2017 revenue drivers vs. Q3 2016:**
  - Ferrous:
    - Price up $3 million (38%) due to market pricing and enhanced product quality
    - Sales volume up $1 million (14%)
  - Non-ferrous:
    - Realized pricing up $6 million (+108%) due to improved quality from processing
    - Sales volume down $2 million (35%) due to processing, which is more than offset by price
- **Trends and outlook:**
  - HMS Index averaged $275 per ton in Q3 and set at $258 in October
    - Increasing 2017 HMS outlook to $250 - $260 on strong pricing year-to-date
  - Realized non-ferrous pricing to improve further in Q4 on increased sales mix of high value metals

(Unaudited)

($ in millions, except price; tons in thousands)	Q3 2016A	Q3 2017A	2017E
Metals Revenue:			
Ferrous	$8	$13	$40 - $45
Non-Ferrous	6	10	30 - 35
Total	**$14**	**$23**	**$70 - $80**
Tons Recovered:			
Ferrous	101	98	390 - 395
Non-Ferrous	9	10	35 - 40
Tons Sold:			
Ferrous	72	81	295 - 305
Non-Ferrous	10	8	28 - 33
Revenue per Ton Sold:			
Ferrous	$117	$158	$140 - $150
Non-Ferrous	$581	$1,201	$1,000 - $1,100
Average HMS index price (1)	$212	$275	$250 - $260
Average Old Cast Aluminum (2)	$0.58	$0.60	$0.57 - $0.63

1) Q3 2017 and Q3 2016 average #1 Heavy Melt Steel composite index ($ / gross ton) as published by American Metal Market.
2) Q3 2017 and Q3 2016 average Old Cast Aluminum Scrap ($ / pound) calculated using the high price as published by American Metal Market.
Note: certain amounts may not be totaled due to rounding.

6 October 26, 2017

COVANTA
Powering Today. Protecting Tomorrow.

October 26, 2017 7 Maintenance and Operating Expenses • Q3 2017 summary: ▪ Total EfW maintenance (expense + capex) higher year-over-year due to Fairfax and increased maintenance scope at certain facilities ▪ Other plant operating expense increased year-over- year, but in line with Q2 2017 ◦ CES growth year-over-year ◦ Centralized non-ferrous processing ◦ Normal wage and benefit inflation ▪ Contra expense in Other Operating Expense: $8 million benefit from a contract dispute and $2 million from insurance recoveries • Trends and outlook: ▪ Full year EfW maintenance expected to be near the top end of the 2017 range (well within 3-year outlook of $365 - $415 million) ▪ Other EfW plant operating expense expected to trend up in Q4 vs. Q3 with Dublin operations ▪ Remaining Fairfax business interruption insurance recoveries expected in Q4 and 2018 (in millions) Q3 2016A Q3 2017A 2017E Plant Maintenance Expense: EfW $47 $54 $275 - $285 Other 2 3 Total $48 $57 Maintenance Capex: EfW $11 $15 $90 - $100 Other 2 5 ~20 Total $14 $20 $110 - $120 Total EfW Maintenance Spend $58 $69 $365 - $385 Other Plant Operating Expense: EfW $160 $163 Other 64 80 Total $224 $243 Other Operating Expense $14 $7 (Unaudited) Note: certain amounts may not total due to rounding.

October 26, 2017 8 Financial Overview

October 26, 2017 9 Revenue: Q3 2017 vs. Q3 2016 1) Includes waste and service revenue, energy and metals volume, metals processing and construction activity. 2) Energy price includes capacity payments. Note: certain amounts may not total due to rounding. (2)(1)

October 26, 2017 10 Adjusted EBITDA: Q3 2017 vs. Q3 2016 1) Includes waste and service revenue, energy and metals volume, metals processing, plant operating costs, construction activity and overhead. 2) Energy price includes capacity payments. (1) (2)

October 26, 2017 11 Free Cash Flow: Q3 2017 vs. Q3 2016

October 26, 2017 12 Growth Investment Outlook (Unaudited, in millions) FY 2016 Actual YTD 9-30-17 FY 2017 Outlook Organic growth investments (1) $46 $27 ~ $30 New York City MTS contract 3 — — Essex County EfW emissions control system (2) 33 3 ~5 Acquisitions 9 17 17 Subtotal: Corporate funded $91 $47 ~ $50 Dublin facility construction 162 91 ~115 Total growth investments $253 $138 ~ $165 1) Organic growth programs are focused primarily on growing waste, energy and metal revenue and/or reducing operating costs. 2) Classified as growth investment because cost is reflected in overall economic benefit of contract restructuring completed in 2013. Note: certain amounts may not total due to rounding. • Remaining Dublin investment to be funded entirely with project financing – no impact on domestic capital allocation • Acquisitions to be targeted on an opportunistic basis – potential additional activity not reflected in FY 2017 outlook

October 26, 2017 13 (Face value; unaudited, in millions) 12/31/2015 12/31/2016 9/30/2017 Cash and Cash Equivalents $94 $84 $37 Corporate Debt: Secured $621 $608 $732 Unsecured 1,664 1,664 1,664 Total Corporate Debt $2,285 $2,272 $2,396 Project Debt 197 406 497 Total Debt $2,482 $2,678 $2,893 Net Debt (1) $2,326 $2,547 $2,812 Stockholders’ Equity $640 $469 $335 Credit Ratios: Net Debt / Adjusted EBITDA 5.4x 6.2x 7.2x Excluding Non-Recourse Construction Debt (2) 5.3x 5.7x 6.4x Senior Credit Facility Leverage Ratio (3) 2.9x 3.0x 3.6x Capitalization Summary 1) Net debt is calculated as total principal amount of debt outstanding less cash and cash equivalents, debt service principal-related restricted funds ($16 million at September 30, 2017) and escrowed construction financing proceeds ($28 million at September 30, 2017). 2) Excludes $309 million of net debt (debt of $324 million less restricted funds of $15 million) outstanding at September 30, 2017 at Dublin project subsidiary. 3) Leverage ratio as calculated for senior credit facility covenant. Effectively represents leverage at Covanta Energy, LLC and subsidiaries.

October 26, 2017 14 Appendix

October 26, 2017 15 Long-term Outlook: Energy Detail Consolidated EfW (Unaudited, in millions, except price) 2015A 2016A 2017E 2018E 2019E 2020E 2021E MWh Sold – CVA Share: Contracted 3.0 3.1 2.4 2.1 2.1 2.1 2.1 Hedged 1.4 1.9 2.7 3.0 0.6 — — Market 1.4 1.0 0.8 1.7 4.1 4.7 4.7 Total MWh Sold 5.8 6.1 ~5.9 ~6.8 ~6.8 ~6.8 ~6.8 Market Sales (MWh) by Geography: PJM East 0.5 0.3 0.2 0.7 2.5 2.7 2.7 NEPOOL 0.3 0.2 0.2 0.3 0.8 1.2 1.2 NYISO 0.1 0.1 0.1 0.2 0.2 0.2 0.2 Other 0.4 0.4 0.3 0.6 0.6 0.6 0.6 Total Market Sales 1.4 1.0 0.8 1.7 4.1 4.7 4.7 Revenue per MWh: (1) Contracted $65.56 $65.98 ~$67 Hedged $45.64 $42.77 ~$36 Market $33.18 $31.35 ~$26 Average Revenue per MWh $53.17 $52.70 ~$47 Note: hedged generation as presented above reflects only existing hedges. Certain amounts may not total due to rounding. 1) Excludes capacity revenue. • Note: Production estimates for 2018 - 2021 are approximated based on historical operating performance and expected contract structures

Non-GAAP Reconciliation: Adjusted EBITDA & Free Cash Flow

	Q3		YTD		Full Year
(Unaudited, in millions)	2016	2017	2016	2017	Estimated 2017
Net Income (Loss)	$54	$15	$(12)	$(74)	
Depreciation and amortization expense	52	51	155	155	
Interest expense, net	35	35	103	106	
Income tax benefit	12	(2)	5	(5)	
Impairment charges	—	—	19	1	
Debt service billings in excess of revenue recognized	1	2	3	4	
Severance and reorganization costs	1	—	3	1	
Non-cash compensation expense	4	5	13	16	
Capital type expenditures at service fee operated facilities (1)	6	10	29	36	
(Gain) loss on asset sales	(43)	—	(43)	6	
Loss on extinguishment of debt	—	—	—	13	
Property insurance recoveries	—	1	—	(2)	
Other, including Other non-cash items	2	—	7	4	
Total adjustments	**70**	**102**	**294**	**335**	
Adjusted EBITDA (2)	**$124**	**$117**	**$282**	**$261**	**$400 - $440**
Cash paid for interest, net of capitalized interest	(24)	(33)	(91)	(100)	
Cash paid for taxes, net	(3)	1	(7)	—	
Capital type expenditures at service fee operated facilities (1)	(6)	(10)	(29)	(36)	
Adjustment for working capital and other	(3)	13	(5)	(11)	
Net cash provided by operating activities	**$88**	**$88**	**$150**	**$114**	**$210 - $270**
Maintenance capital expenditures	(14)	(20)	(82)	(84)	(110) - (120)
Free Cash Flow (2)	**$74**	**$68**	**$68**	**$30**	**$100 - $150**
Diluted Weighted Average Shares Outstanding	131	131	129	129	

1) Adjustment for impact of adoption of FASB ASC 853 – *Service Concession Arrangements*.
2) Guidance reaffirmed as of October 26, 2017.

16 October 26, 2017

COVANTA
Powering Today. Protecting Tomorrow.

October 26, 2017 17 Non-GAAP Reconciliation: Adjusted EBITDA Full Year LTM (Unaudited, in millions) 2015 2016 September 30, 2017 Net Income (Loss) $68 $(4) $(63) Depreciation and amortization expense 198 207 207 Interest expense, net 134 138 141 Income tax (benefit) expense (84) 22 9 Impairment charges 43 20 2 (Gain) loss on sale of assets, net — (44) 5 Property insurance recoveries — — (2) Loss on extinguishment of debt 2 — 13 Net income attributable to noncontrolling interests in subsidiaries 1 — — Debt service billings in excess of revenue recognized 1 4 5 Severance and reorganization costs 4 3 1 Non-cash compensation expense 18 16 19 Capital type expenditures at service fee operated facilities (1) 31 39 46 Other (includes other non-cash items) 12 9 6 Total adjustments 360 414 452 Adjusted EBITDA $428 $410 $389 Note: Adjusted EBITDA results provided to reconcile the denominator of the Net Debt / Adjusted EBITDA ratios on slide 13. 1) Adjustment for impact of adoption of FASB ASC 853 – Service Concession Arrangements.

October 26, 2017 18 Non-GAAP Reconciliation: Adjusted EPS Q3 YTD (Unaudited, in millions, except per share amounts) 2016 2017 2016 2017 Diluted Earnings (Loss) Per Share $0.42 $0.11 $(0.09) $(0.58) Reconciling Items (0.24) 0.01 (0.14) 0.11 Adjusted EPS $0.18 $0.12 $(0.23) $(0.47) Reconciling Items Impairment charges $— $— $19 $1 Severance and reorganization costs — — 2 1 Loss on extinguishment of debt — — — 13 Effect on income of derivative instruments not designated as hedging instruments 1 — 2 — Property insurance recoveries — 1 — (2) Effect of foreign exchange loss on indebtedness — (1) (1) (2) (Gain) loss on sale of assets (43) — (43) 6 Total Reconciling Items, pre-tax (42) — (21) 17 Pro forma income tax impact 10 — 2 (5) Grantor trust activity 1 1 1 2 Total Reconciling Items, net of tax $(31) $1 $(18) $14 Diluted Earnings Per Share Impact $(0.24) $0.01 $(0.14) $0.11 Diluted Weighted Average Shares Outstanding 131 131 129 129

October 26, 2017 19 Non-GAAP Financial Measures Free Cash Flow Free Cash Flow is defined as cash flow provided by operating activities, less maintenance capital expenditures, which are capital expenditures primarily to maintain our existing facilities. We use the non-GAAP measure of Free Cash Flow as a criterion of liquidity and performance-based components of employee compensation. We use Free Cash Flow as a measure of liquidity to determine amounts we can reinvest in our core businesses, such as amounts available to make acquisitions, invest in construction of new projects, make principal payments on debt, or amounts we can return to our stockholders through dividends and/or stock repurchases. In order to provide a meaningful basis for comparison, we are providing information with respect to our Free Cash Flow for the three and nine months ended September 30, 2017 and 2016, reconciled for each such period to cash flow provided by operating activities, which we believe to be the most directly comparable measure under GAAP. Adjusted EBITDA We use Adjusted EBITDA to provide further information that is useful to an understanding of the financial covenants contained in the credit facilities as of September 30, 2017 of our most significant subsidiary, Covanta Energy, LLC ("Covanta Energy"), through which we conduct our core waste and energy services business, and as additional ways of viewing aspects of its operations that, when viewed with the GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of our core business. The calculation of Adjusted EBITDA is based on the definition in Covanta Energy’s credit facilities as of September 30, 2017, which we have guaranteed. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization, as adjusted for additional items subtracted from or added to net income. Because our business is substantially comprised of that of Covanta Energy, our financial performance is substantially similar to that of Covanta Energy. For this reason, and in order to avoid use of multiple financial measures which are not all from the same entity, the calculation of Adjusted EBITDA and other financial measures presented herein are ours, measured on a consolidated basis. Under the credit facilities as of September 30, 2017, Covanta Energy is required to satisfy certain financial covenants, including certain ratios of which Adjusted EBITDA is an important component. Compliance with such financial covenants is expected to be the principal limiting factor which will affect our ability to engage in a broad range of activities in furtherance of our business, including making certain investments, acquiring businesses and incurring additional debt. Covanta Energy was in compliance with these covenants as of September 30, 2017. Failure to comply with such financial covenants could result in a default under these credit facilities, which default would have a material adverse affect on our financial condition and liquidity. These financial covenants are measured on a trailing four quarter period basis and the material covenants are as follows: • maximum Covanta Energy leverage ratio of 4.00 to 1.00, which measures Covanta Energy’s Consolidated Adjusted Debt (which is the principal amount of its consolidated debt less certain restricted funds dedicated to repayment of project debt principal and construction costs) to its Adjusted EBITDA (which for purposes of calculating the leverage ratio and interest coverage ratio, is adjusted on a pro forma basis for acquisitions and dispositions made during the relevant period); and • minimum Covanta Energy interest coverage ratio of 3.00 to 1.00, which measures Covanta Energy’s Adjusted EBITDA to its consolidated interest expense plus certain interest expense of ours, to the extent paid by Covanta Energy. In order to provide a meaningful basis for comparison, we are providing information with respect to our Adjusted EBITDA for the three and nine months ended September 30, 2017 and 2016, reconciled for each such period to net income and cash flow provided by operating activities, which are believed to be the most directly comparable measures under GAAP. Our projected full year 2017 Adjusted EBITDA is not based on GAAP net income/loss and is anticipated to be adjusted to exclude the effects of events or circumstances in 2017 that are not representative or indicative of our results of operations. Projected GAAP net income/loss for the full year would require inclusion of the projected impact of future excluded items, including items that are not currently determinable, but may be significant, such as asset impairments and one-time items, charges, gains or losses from divestitures, or other items. Due to the uncertainty of the likelihood, amount and timing of any such items, we do not have information available to provide a quantitative reconciliation of full year 2017 projected net income/loss to an Adjusted EBITDA projection. Adjusted EPS Adjusted EPS excludes certain income and expense items that are not representative of our ongoing business and operations, which are included in the calculation of Diluted Earnings Per Share in accordance with GAAP. The following items are not all-inclusive, but are examples of reconciling items in prior comparative and future periods. They would include impairment charges, the effect of derivative instruments not designated as hedging instruments, significant gains or losses from the disposition or restructuring of businesses, gains and losses on assets held for sale, transaction-related costs, income and loss on the extinguishment of debt and other significant items that would not be representative of our ongoing business. We will use the non-GAAP measure of Adjusted EPS to enhance the usefulness of our financial information by providing a measure which management internally uses to assess and evaluate the overall performance and highlight trends in the ongoing business. In order to provide a meaningful basis for comparison, we are providing information with respect to our Adjusted EPS for the three and nine months ended September 30, 2017 and 2016, reconciled for each such period to diluted income per share, which is believed to be the most directly comparable measure under GAAP.